UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2013

BLUE SKY PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3702 South Virginia Street, Suite G12-401, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(202) 470-4608

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry Into Material Definitive Agreement

Effective May 21, 2013, our company entered into a debt settlement and subscription agreement with Patrick Laferriere, our company’s former officer and director, for the issuance of 286,667 shares of common stock at a deemed price of $0.30 per share to settle debt owed to Mr. Laferriere in the amount of $86,000.

Item 3.02         Unregistered Sales of Equity Securities

Effective May 21, 2013, our company issued an aggregate of 286,667 shares of common stock to at a deemed price of approximately $0.30 per share pursuant to the debt settlement and subscription agreement.

The securities were issued to one (1) non-US persons (as that term is defined in Regulation S of the Securities Act of 1933), in offshore transactions relying on Regulation S of the Securities Act of 1933.

Item 9.01         Financial Statements and Exhibits

10.1	Form of Debt Settlement and Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SKY PETROLEUM INC.

/s/ Michael J. Johnson
Michael J. Johnson
President and Director

Date: May 24, 2013